Exhibit 99.1

Off The Hook to Participate in the 38th Annual ROTH Conference

Wilmington, NC – March 16, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and the largest buyer and seller of used boats in the nation, today announced that management will participate in the 38th Annual ROTH Conference, taking place March 22–24, 2026, in Dana Point, California.

Members of Off The Hook’s executive management team will host one-on-one meetings with institutional investors throughout the conference to discuss the Company’s strategy to transform the marine brokerage market through its vertically integrated, AI-powered marketplace that integrates direct boat acquisition, brokerage, online auctions, and in-house marine financing to accelerate transaction velocity and capture margin across the marine transaction lifecycle.

The ROTH Conference is one of the premier events for small-cap companies and institutional investors, bringing together executive management teams from hundreds of public and private companies across a wide range of growth sectors for presentations, fireside chats, and one-on-one investor meetings.

Investors interested in meeting with Off The Hook during the conference should contact their ROTH representative to request a meeting.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Investor Relations
ir@offthehookys.com

Dave Gentry
RedChip Companies Inc.
1-800-REDCHIP (733-2447)
1-407-644-4256
OTH@redchip.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.